Exhibit 99.1

Mama’s Creations Reports Second Quarter Fiscal 2026 Financial Results

Continued Sales Momentum Drove 24% YoY Revenue Growth; Acquisition of Crown 1 Enterprises to Further Expand Customer Base, Operating Scale, and Revenue with $56 Million in Sales in 12 Months Ended June 30, 2025

EAST RUTHERFORD, NJ – September 8, 2025 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, today reported its financial results for the second quarter ended July 31, 2025.

Financial Summary:

	Three Months Ended July 31,
$ in millions	2025	2024	% Increase
Revenues	$35.2	$28.4	24.0%
Gross Profit	$8.8	$6.9	27.5%
Operating Expenses	$7.1	$5.3	34.3%
Net Income	$1.3	$1.1	11.2%
Earnings per Share (Diluted)	$0.03	$0.03	6.9%
Adj. EBITDA (non-GAAP)	$3.3	$2.7	17.9%

Second Quarter Fiscal 2026 & Subsequent Operational Highlights:

●	Acquired the assets of Crown 1 Enterprises (“Crown 1”), a full-service manufacturer of value-added proteins and ready-to-eat meals, from Sysco Corporation for $17.5 million.

○	All-cash, accretive acquisition fully funded through a $20.0 million private placement, further supported by an amended $27.4 million long-term credit facility with M&T Bank.

○	Adds ~$56 million in revenue (12 months ended June 30, 2025) with a recently upgraded and expanded 42k sq. ft. USDA facility ~10 miles from Farmingdale, NY.

○	Brings premium, incremental customers where MAMA did not yet maintain a presence.

○	Significant new operational capabilities, including incremental grill capacity, with meaningful cross-selling potential and cost synergies.

●	Sold in a variety of new items using the entire chicken breast, including BJ’s Fajita Chicken Strips, Costco Chicken Stuffed Meatballs, Sam’s Chicken Paninis and Publix Meals for One – as well as an expanded partnership with Wal-Mart on our chicken offering and successful expansions at Sheetz and Amazon Fresh.

●	Received confirmation for the Company’s first ever National Costco Multi-Vendor Mailer (MVM) with Beef Meatballs in the fourth quarter.

●	Invited to attend leading investor conferences nationally, including the Stephens NASH25 Investment Conference, the Lake Street Capital Markets BIG8 Conference and the Craig-Hallum Alpha Select Conference.

●	Cash and cash equivalents as of July 31, 2025 totaled $9.4 million, as compared to $7.2 million as of January 31, 2025. The change in cash and cash equivalents was primarily driven by improved profitability and ongoing working capital optimization.

Management Commentary

“Our second quarter showed broad-based momentum across our protein offerings: revenue growth outpaced the category by nearly 10x; we prudently deployed high-ROI trade investment; and we saw continued geographic balance with volume-led growth, supported by new branded placements and incremental doors. We also implemented targeted pricing by early Q2, while operational work in chicken improved yields and cut overtime meaningfully, helping us deliver our margin targets before trade investments.

“Most recently, we signed a definitive agreement to acquire Crown 1 from Sysco. Crown adds ~$56M of revenue, a 42,000-sq-ft USDA facility in Bay Shore, NY (about 10 miles from our Farmingdale plant), and access to premium retail partners we have not been able to penetrate to date. The deal was struck at an attractive ~0.3× revenue multiple for $17.5M all-cash, fully financed through a private placement with existing institutional investors, further supported by a long-term credit facility with M&T Bank. We expect a straightforward integration given the proximity and common grill platforms.

“Beyond the immediate fit, Crown unlocks cross-sell opportunities on both sides and tangible near-term operating efficiencies. Our plan targets meaningful cost synergies by next fiscal year through procurement scale (notably chicken), throughput and overhead efficiencies, and shared services – similar to the playbook we executed post-Creative Salads acquisition. While Crown’s current margins are lower, through best practice sharing, scale efficiencies and operational optimization, we expect to bring Crown’s gross margin toward Mama’s levels within 12 to 18 months, with consolidated gross margin initially in the low-20% range and trending higher as synergies and mix improvements materialize.

“Pro forma, Crown moves our revenue run-rate toward ~$200M and advances our 2030 $1B vision. Leverage remains conservative, capex discipline continues, and we’ll focus first on rapid integration before the next bolt-on. With added capacity, premium customer access, and continued innovation, we’re positioned to drive profitable growth and margin expansion in the coming quarters,” concluded Michaels.

Second Quarter Fiscal 2026 Financial Results

Revenue for the second quarter of fiscal 2026 increased 24% to $35.2 million, as compared to $28.4 million in the same year-ago quarter. The increase was largely attributable to volume gains driven by same-customer cross-selling of new items, accelerating velocities of existing items and new customer door expansion. Targeted pricing actions were successfully put in place and implemented to ensure the Company maintained gross margin targets.

Gross profit increased 28% to $8.8 million, or 24.9% of total revenues, in the second quarter of fiscal 2026, as compared to $6.9 million, or 24.2% of total revenues, in the same year-ago quarter. The difference in gross margin rate was primarily attributable to operational efficiency improvements across the organization, partially offset by continued chicken commodity headwinds.

Operating expenses totaled $7.1 million in the second quarter of fiscal 2026, as compared to $5.3 million in the same year-ago quarter. As a percentage of sales, operating expenses increased in second quarter fiscal 2026 to 20.1% from 18.6%. Operating expenses in the second quarter benefited from increased operating leverage and ongoing operational efficiency improvements, partially offset by a 75% year-over-year increase in marketing spend – an area of historical underinvestment – to help drive repeatable and profitable brand growth.

Net income for the second quarter of fiscal 2026 increased 11% to $1.3 million, or $0.03 per diluted share, as compared to net income of $1.1 million, or $0.03 per diluted share, in the same year-ago quarter. Second quarter net income totaled 3.6% of revenue, as compared to 4.0% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, increased 18% to $3.3 million for the second quarter of fiscal 2026, as compared to $2.7 million in the same year-ago quarter.

Cash and cash equivalents as of July 31, 2025, grew to $9.4 million, as compared to $7.2 million as of January 31, 2025, primarily driven by improved profitability and ongoing working capital optimization. As of July 31, 2025, total debt stood at $2.7 million, as compared to $6.8 million as of July 31, 2024.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time today, Monday, September 8, 2025 to discuss the Company’s second quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q2 FY2026 Earnings Conference Call

Date: Monday, September 8, 2025

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13755525

Webcast: MAMA Q2 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Wednesday, October 8, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13755525. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below.

US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2025	2024
Net income	$1,277	$1,148
Depreciation	583	314
Amortization	417	528
Taxes	368	401
Interest, net	52	59
Stock-based compensation	335	316
M&A related costs	230	0
Adjusted EBITDA (Non-GAAP)	$3,262	$2,766

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us

Mama’s Creations, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	July 31, 2025	January 31, 2025
	(Unaudited)
Assets:

Current Assets:
Cash and cash equivalents	$9,384	$7,150
Accounts receivable, net	6,740	8,131
Inventories, net	6,433	4,817
Prepaid expenses and other current assets	881	1,779
Total Current Assets	23,438	21,877

Property, plant, and equipment, net	9,377	9,387
Intangible assets, net	2,685	3,436
Goodwill	8,633	8,633
Operating lease right of use assets, net	6,492	3,376
Deferred tax asset	516	258
Deposits	95	95
Total Assets	$51,236	$47,062

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$11,128	$12,052
Term loan, net of unamortized debt discount of $16 and $22, respectively	1,536	1,530
Operating lease liabilities	1,113	848
Finance leases payable	309	345
Promissory notes – related parties	750	2,250
Total Current Liabilities	14,836	17,025

Term loan – net of current	451	1,342
Operating lease liabilities – net of current	5,321	2,600
Finance leases payable – net of current	1,041	1,199
Total long-term liabilities	6,813	5,141

Total Liabilities	21,649	22,166

Commitments and contingencies (Notes 10 and 11)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued, 0 shares outstanding	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued or outstanding	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; 0 shares issued or outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 38,054,000 and 37,826,000 shares issued as of July 31, and January 31, 2025, respectively, 37,824,000 and 37,596,000 shares outstanding as of July 31, and January 31, 2025, respectively	-	-
Additional paid-in capital	27,059	24,882
Retained earnings	2,678	164
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	29,587	24,896
Total Liabilities and Stockholders’ Equity	$51,236	$47,062

Mama’s Creations, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2025	2024	2025	2024

Net sales	$35,203	$28,382	$70,458	$58,220

Costs of sales	26,432	21,503	52,503	43,878

Gross profit	8,771	6,879	17,955	14,342

Operating expenses:
Research and development	55	93	128	197
Selling, general and administrative expenses	7,016	5,174	14,549	11,760
Total operating expenses	7,071	5,267	14,677	11,957

Income from operations	1,700	1,612	3,278	2,385

Other income (expenses)
Interest expense	(77)	(122)	(165)	(249)
Interest income	25	63	55	155
Amortization of debt discount	(3)	(4)	(6)	(10)
Total other expenses	(55)	(63)	(116)	(104)

Net income before income tax provision	1,645	1,549	3,162	2,281

Income tax expense	(368)	(401)	(648)	(580)

Net income	$1,277	$1,148	$2,514	$1,701

Net income per common share
– basic	$0.03	$0.03	$0.07	$0.05
– diluted	$0.03	$0.03	$0.06	$0.04

Weighted average common shares outstanding
– basic	37,687	37,336	37,643	37,298
– diluted	39,744	39,604	39,708	39,535

Mama’s Creations, Inc.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in thousands)

	For the Six Months Ended July 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,514	$1,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,137	606
Amortization of debt discount	6	10
Amortization of right of use assets	589	270
Amortization of intangibles	751	768
Stock-based compensation	640	521
Change in deferred tax asset	(258)	113
Changes in operating assets and liabilities:
Accounts receivable	1,391	(267)
Inventories	(1,616)	462
Prepaid expenses and other current assets	625	(522)
Accounts payable and accrued expenses	(925)	(2,161)
Operating lease liability	(520)	(267)
Net Cash Provided by Operating Activities	4,334	1,234

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(1,053)	(2,740)
Net Cash Used in Investing Activities	(1,053)	(2,740)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loan	(891)	(776)
Repayment of related party note	-	(1,200)
Repayment of finance lease obligations	(193)	(196)
Proceeds from exercise of stock options	37	44
Net Cash Used in Financing Activities	(1,047)	(2,128)

Net Increase (Decrease) in Cash	2,234	(3,634)

Cash and cash equivalents at beginning of period	7,150	11,022

Cash and cash equivalents at end of period	$9,384	$7,388

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$659	$871
Interest	$152	$223

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Finance lease asset additions	$—	$169
Payment of related party debt	$1,500	$—
Right-of-use asset recognized	$4,156	$873
Write-off of right-of-use asset	$451	$897
Issuance of stock for director settlement	$—	$450
Receipt of fixed assets for deposits previously paid	$74	$533